Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 30, 2012, relating to the consolidated financial statements of Community Partners Bancorp appearing in the Annual Report on Form 10-K of Community Partners Bancorp for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the Prospectus.

/s/ ParenteBeard LLC

Clark, New Jersey
July 25, 2012